Exhibit 99.1
Motorola Solutions Reports Second-Quarter 2021 Financial Results
Company raises full-year revenue and EPS guidance again following record Q2 revenue and earnings

•Sales of $2.0 billion, up 22% versus a year ago
◦Products and Systems Integration sales up 24%
◦Software and Services sales up 19%
•GAAP earnings per share (EPS) of $1.69
•Non-GAAP EPS* of $2.07, up 49% versus a year ago
•Backlog of $11.2 billion, up 7% versus a year ago
•Generated $388 million of operating cash flow, up 86% versus a year ago
•Subsequent to quarter end, acquired Openpath, a leader in cloud-based access control solutions for $297 million

CHICAGO – August 5, 2021 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2021.

“Our Q2 results were outstanding, highlighted by strong double-digit growth in both segments," said Greg Brown, chairman and CEO, Motorola Solutions. “The continued strong demand for our mission-critical technologies is driving our increased expectations for the full year.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2021	Q2 2020	% Change
Sales	$1,971	$1,618	22%
GAAP
Operating Earnings	$370	$218	70%
% of Sales	18.8%	13.5%
EPS	$1.69	$0.78	117%
Non-GAAP*
Operating Earnings	$482	$359	34%
% of Sales	24.4%	22.2%
EPS	$2.07	$1.39	49%
Products and Systems Integration Segment
Sales	$1,198	$968	24%
GAAP Operating Earnings	$139	$49	184%
% of Sales	11.6%	5.1%
Non-GAAP Operating Earnings*	$194	$131	48%
% of Sales	16.2%	13.5%
Software and Services Segment
Sales	$773	$650	19%
GAAP Operating Earnings	$231	$169	37%
% of Sales	29.9%	26.0%
Non-GAAP Operating Earnings*	$288	$228	26%
% of Sales	37.2%	35.1%
*Non-GAAP financial information excludes the after-tax impact of approximately $0.38 per diluted share related to highlighted items, including share-based compensation expenses and intangible assets amortization expense. Details regarding these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•Revenue - Sales were $2.0 billion, up 22% from the year-ago quarter driven by growth in both North America and International. Revenue from acquisitions was $47 million and currency tailwinds were $66 million in the quarter. The Products and Systems Integration segment grew 24% driven by growth in land mobile radio (LMR) and video security. The Software and Services segment grew 19%, driven by growth in LMR services, video security and command center software.
•Operating margin - GAAP operating margin was 18.8% of sales, up from 13.5% in the year-ago quarter. Non-GAAP operating margin was 24.4% of sales, up from 22.2% in the year-ago quarter. The increase in both GAAP and non-GAAP operating margins was primarily due to higher sales and improved operating leverage in both segments, including higher costs related to incentive compensation. GAAP operating margin was also positively impacted by lower reorganization charges in the current quarter as compared to the year-ago quarter.
•Taxes - The GAAP effective tax rate was 13.5%, compared to 22.7% in the year-ago quarter, primarily driven by a partial release of a valuation allowance recorded on the U.S. foreign tax credit carryforward. The non-GAAP effective tax rate was 20.5%, compared to 22.8% in the year-ago quarter driven by discrete items, including benefits from stock-based compensation.
•Cash flow - Operating cash flow was $388 million, compared to $209 million in the year-ago quarter. Free cash flow was $326 million, compared to $155 million in the year-ago quarter. Cash flow for the quarter increased primarily due to higher earnings and improved working capital, partially offset by higher cash taxes.
•Capital allocation - During the quarter, the company repurchased $102 million of shares, paid $121 million in cash dividends and incurred $62 million of capital expenditures. Additionally, during the quarter the company issued $850 million of new long-term debt and redeemed $324 million outstanding of its senior notes due 2023. Subsequent to the quarter end, the company acquired Openpath for $297 million, net of cash acquired, and invested $50 million in equity securities of Evolv Technologies.
•Backlog - The company ended the quarter with backlog of $11.2 billion, up 7%, or $741 million, from the year-ago quarter. Products and Systems Integration segment backlog was up 17%, or $484 million. The growth was primarily driven by strong LMR demand in North America and International. Software and Services segment backlog was up 3% or $257 million. The growth was primarily driven by multi-year services and software agreements in North America.

NOTABLE WINS AND ACHIEVEMENTS

Software and Services
•$18 million French MOI body-worn camera frame agreement
•$15 million license plate recognition software extension with a U.S. customer
•$10 million P25 multi-year services extension for the state of Ohio
•$10 million P25 maintenance renewal with a U.S. federal customer
•Launched CommandCentral suite, public safety’s first cloud-native 911 call to case closure solution

Products and Systems Integration
•$37 million P25 upgrade order for the Kentucky State Police
•$36 million P25 upgrade for a state in the U.S.
•$30 million P25 order for Metro Atlantic Rapid Transit Authority
•$29 million P25 devices order for a large U.S. state and local customer
•$5 million video security order, the largest single fixed video order for a U.S. federal government customer

BUSINESS OUTLOOK

•Third-quarter 2021 - Motorola Solutions expects revenue growth of approximately 10% compared to the third quarter of 2020. The company expects non-GAAP EPS in the range of $2.09 to $2.14. This assumes current foreign exchange rates, approximately 174 million fully diluted shares, and an effective tax rate of 23% to 24%.
•Full-year 2021 - Motorola Solutions now expects revenue growth of 9.5% to 10%, up from the prior guidance of growth of 8% to 9%, and non-GAAP EPS in the range of $8.88 to $8.98, up from the prior guidance of $8.70 to $8.80. This assumes current foreign exchange rates, approximately 173 million fully diluted shares, and an effective tax rate of approximately 22%.

The company has not quantitatively reconciled its guidance for forward-looking non-GAAP metrics to their most comparable GAAP measures because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

COVID-19
In response to the COVID-19 pandemic, the company continues to monitor the daily evolution of the pandemic, including the spread of the delta variant, and adhere to its plans to keep its employees and customers healthy and safe, including encouraging office workers to work remotely, reducing employee travel, withdrawing from certain industry events, increasing the frequency of cleaning services, encouraging face coverings and using thermal scanning. The company has continued to ensure customer continuity by fulfilling several emergency orders, completing remote software maintenance where possible, and continuing to service its mission-critical networks on-site as needed to ensure seamless operations.

The sales teams have continued to improve virtual engagement with the company's customers. Additionally, the company’s engineering teams have adapted its solutions offerings to equip customers with the latest technology in an effort to protect their workplaces from the spread of COVID-19. The company has adapted its software and hardware offerings to provide analytics for occupancy counting, face mask detection and thermal detection capabilities.

Although the COVID-19 pandemic continued to influence the company's activities in the second quarter of 2021, the negative impacts on the business from COVID-19 have begun to ease. In March 2021, the President of the United States signed into law the American Rescue Plan Act of 2021 (the "ARPA"), which is intended to provide economic stimulus, specifically additional funding to state and local governments, education and healthcare, as well as other funding relief provisions, in order to address the impact of the COVID-19 pandemic. The company continues to evaluate the potential impact of the ARPA on its business and results of operations, although the company anticipates that the ARPA will have a positive impact on its business and results of operations during the remainder of 2021 and beyond as the company expects its governmental customers to receive funding from the ARPA.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Time (5 p.m. U.S. Eastern Time) on Thursday, August 5. The conference call will be webcast live at www.motorolasolutions.com/investor. An archive of the webcast will be available for a limited period of time thereafter.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q2 2021	Q2 2020
Net sales	$1,971	$1,618
Gross margin	$952	$766
Operating earnings	$370	$218
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	$293	$135
Diluted EPS	$1.69	$0.78
Weighted average diluted common shares outstanding	173.1	173.6

HIGHLIGHTED ITEMS
The table below includes highlighted items, including share-based compensation expenses and intangible assets amortization expense, for the second quarter of 2021.

(per diluted common share)	Q2 2021
GAAP EPS	$1.69
Highlighted Items:
Intangible assets amortization expense	$0.28
Share-based compensation expenses	0.17
Loss from extinguishment of long-term debt	0.08
Reorganization of business charges	0.04
Hytera-related legal expenses	0.04
Acquisition-related transaction fees	0.02
Legal settlements	0.01
Impact of tax law changes on deferred tax balances	0.01
Fair value adjustments to equity investments	(0.03)
Adjustments to uncertain tax positions	(0.05)
Release of valuation allowance on deferred tax assets	(0.19)
Non-GAAP EPS	$2.07

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP") included in this news release, Motorola Solutions also has included non-GAAP measurements of results, including free cash flow, non-GAAP operating earnings, non-GAAP EPS, non-GAAP operating margin, non-GAAP tax rate and organic revenue. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, GAAP measurements.

Reconciliations: Details and reconciliations of such non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this news release.

Free cash flow: Free cash flow represents net cash provided by operating activities less capital expenditures. The company believes that free cash flow is also useful to investors as the basis for comparing its performance and coverage ratios with other companies in the company's industries, although the company's measure of free cash flow may not be directly comparable to similar measures used by other companies. This measure is also used as a component of incentive compensation.

Organic revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters. The company believes non-GAAP organic revenue provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Non-GAAP operating earnings, non-GAAP EPS and non-GAAP operating margin each excludes highlighted items, including share-based compensation expenses and intangible assets amortization expense, as follows:

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction fees, tangible and intangible asset impairments, reorganization of business charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, Hytera-related legal expenses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Hytera-Related Legal Expenses: On March 14, 2017, the company filed a complaint in the U.S. District Court for the Northern District of Illinois (the “Court”) against Hytera Communications Corporation Limited of Shenzhen, China; Hytera America, Inc.; and Hytera Communications America (West), Inc. (collectively, “Hytera”), alleging trade secret theft and copyright infringement and seeking, among other things, injunctive relief, compensatory damages, and punitive damages. On February 14, 2020, the company announced that a jury decided in the company's favor in its trade secret theft and copyright infringement case. In connection with this verdict, the jury awarded the company $345.8 million in compensatory damages and $418.8 million in punitive damages, for a total of $764.6 million. The Court denied Hytera’s motion for a new trial on October 20, 2020. On December 17, 2020, the Court denied the company’s motion for a permanent injunction, finding instead that Hytera must pay the company a forward-looking reasonable royalty on products that use the company’s stolen trade secrets. As of the second quarter of 2021, the parties were unable to agree on a reasonable royalty rate. Therefore, the Court will set the rate. The issue is fully briefed by the parties and awaits the Court's determination.

On January 11, 2021, the Court granted Hytera’s motion for certain equitable relief and reduced the $764.6 million judgment award to $543.7 million. That same day, the Court also granted the company’s motion for pre-judgment interest, although the precise amount of interest owed to the company by Hytera is still to be determined by the Court. On March 25, 2021, the Court entered rulings favorable to the company with respect to several of the company's post-trial motions, including the company's motion for attorneys' fees and its motion to require Hytera to turn over certain assets in satisfaction of the company’s judgment award.

On May 27, 2020, Hytera America, Inc. and Hytera Communications America (West), Inc. each filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Central District of California (the “Bankruptcy Court”). The company filed motions in the Bankruptcy Court to dismiss the bankruptcy proceedings in July 2020. On January 22, 2021, the Bankruptcy Court entered an agreed order, allowing a partial sale of Hytera's U.S. assets in the bankruptcy proceedings. The proposed sale does not include Hytera inventory accused of including the company’s intellectual property.

Management typically considers legal expenses associated with defending the company's intellectual property as “normal and recurring” and accordingly, Hytera-related legal expenses were included in both the company's GAAP and non-GAAP operating income for fiscal years 2017, 2018 and 2019. The company anticipates further expenses associated with Hytera-related litigation; however, as of 2020, the company believes that these expenses are no longer a part of the “normal and recurring” legal expenses incurred to operate its business. In addition, if any contingent or actual gain associated with the Hytera litigation is recognized in the future, it will be similarly excluded from the company's non-GAAP operating income. The company believes after the jury award, the presentation of excluding both Hytera-related legal expenses and gains related to awards better aligns with how management evaluates the company's ongoing underlying business performance.

Share-based compensation expenses: The company has excluded share-based compensation expenses from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expenses primarily because it represents a significant non-cash expense. Share-based compensation expenses will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

FORWARD LOOKING STATEMENTS
This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2021 and the impact of the ARPA on Motorola Solutions' business and results of operations. Motorola Solutions cautions the reader that the risks and uncertainties below, as well as those in Part I Item 1A of Motorola Solutions' 2020 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (i) the impact including increased costs and potential liabilities, associated with changes in laws and regulations regarding privacy, data protection and information security; (ii) challenges relating to existing or future legislation and regulations pertaining to artificial intelligence (“AI”) and AI-enabled products; (iii) the impact of government regulation of radio frequencies; (iv) audits and regulations and laws applicable to our U.S. government customer contracts and grants; (v) the continuing and future impact of the COVID-19 pandemic on our business; (vi) increased risk and competition associated with the expansion of our platforms within our Products and Systems Integration and Software and Services segments; (vii) the effectiveness of our investments in new products and technologies; (viii) the effectiveness of our integrations of acquired businesses; (ix) a security breach or other significant disruption of our IT systems; (x) our inability to protect our intellectual property or potential infringement of intellectual property rights of third parties; (xi) our license of the MOTOROLA, MOTO, MOTOROLA SOLUTIONS and the Stylized M logo and all derivatives and formatives thereof from Motorola Trademark Holdings, LLC; (xii) the global nature of our employees, customers, suppliers and outsource partners; (xiii) our use of third-parties to develop, design and/or manufacture many of our components and some of our products, and to perform portions of our business operations; (xiv) the inability of our subcontractors to perform in a timely and compliant manner; (xv) our inability to purchase at acceptable prices a sufficient amount of materials, parts, and components, as well as software and services, to meet the demands of our customers; (xvi) risks related to our large, multi-year system and services contracts; (xvii) the inability of our products to meet our customers’ expectations or regulatory or industry standards; (xviii) impact of current global economic and political conditions in the markets in which we operate; (xix) the inability to settle for cash our 1.75% senior convertible notes; (xx) impact of returns on pension and retirement plan assets and interest rate changes; (xxi) inability to attract and retain senior management and key employees; (xxii) impact of product regulatory and safety, consumer, worker safety and environmental laws; (xxiii) inability to access the capital markets for financing on acceptable terms and conditions; (xxiv) impact of tax matters; (xxv) impact of the ARPA on our business; and (xxvi) the return of capital to shareholders through dividends and/or repurchasing shares. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in public safety and enterprise security. Our solutions in land mobile radio mission-critical communications, video security & access control and command center software, bolstered by managed & support services, create the most integrated technology ecosystem to make communities safer and help businesses stay productive and secure. At Motorola Solutions, we’re ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com.

MEDIA CONTACT
Alexandra Reynolds
Motorola Solutions
+1 312-965-3968
alexandra.reynolds@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2021 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	July 3, 2021	June 27, 2020
Net sales from products	$1,094	$877
Net sales from services	877	741
Net sales	1,971	1,618
Costs of products sales	511	413
Costs of services sales	508	439
Costs of sales	1,019	852
Gross margin	952	766
Selling, general and administrative expenses	331	297
Research and development expenditures	181	161
Other charges	12	39
Intangibles amortization	58	51
Operating earnings	370	218
Other income (expense):
Interest expense, net	(44)	(58)
Other, net	14	16
Total other expense	(30)	(42)
Net earnings before income taxes	340	176
Income tax expense	46	40
Net earnings	294	136
Less: Earnings attributable to non-controlling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$293	$135
Earnings per common share:
Basic	$1.73	$0.79
Diluted	$1.69	$0.78
Weighted average common shares outstanding:
Basic	169.6	170.0
Diluted	173.1	173.6

	Percentage of Net Sales*
Net sales from products	55.5%	54.2%
Net sales from services	44.5%	45.8%
Net sales	100.0%	100.0%
Costs of products sales	46.7%	47.1%
Costs of services sales	57.9%	59.2%
Costs of sales	51.7%	52.7%
Gross margin	48.3%	47.3%
Selling, general and administrative expenses	16.8%	18.4%
Research and development expenditures	9.2%	10.0%
Other charges	0.6%	2.4%
Intangibles amortization	2.9%	3.2%
Operating earnings	18.8%	13.5%
Other income (expense):
Interest expense, net	(2.2)%	(3.6)%
Other, net	0.7%	1.0%
Total other expense	(1.5)%	(2.6)%
Net earnings before income taxes	17.3%	10.9%
Income tax expense	2.3%	2.5%
Net earnings	14.9%	8.4%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	14.9%	8.3%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	July 3, 2021	June 27, 2020
Net sales from products	$2,027	$1,764
Net sales from services	1,717	1,509
Net sales	3,744	3,273
Costs of products sales	952	812
Costs of services sales	980	908
Costs of sales	1,932	1,720
Gross margin	1,812	1,553
Selling, general and administrative expenses	633	638
Research and development expenditures	361	330
Other charges	34	5
Intangibles amortization	116	104
Operating earnings	668	476
Other income (expense):
Interest expense, net	(98)	(109)
Other, net	60	34
Total other expense	(38)	(75)
Net earnings before income taxes	630	401
Income tax expense	90	67
Net earnings	540	334
Less: Earnings attributable to non-controlling interests	3	2
Net earnings attributable to Motorola Solutions, Inc.	$537	$332
Earnings per common share:
Basic	$3.17	$1.95
Diluted	$3.10	$1.90
Weighted average common shares outstanding:
Basic	169.4	170.3
Diluted	173.1	174.8

	Percentage of Net Sales*
Net sales from products	54.1%	53.9%
Net sales from services	45.9%	46.1%
Net sales	100.0%	100.0%
Costs of products sales	47.0%	46.0%
Costs of services sales	57.1%	60.2%
Costs of sales	51.6%	52.6%
Gross margin	48.4%	47.4%
Selling, general and administrative expenses	16.9%	19.5%
Research and development expenditures	9.6%	10.1%
Other charges	0.9%	0.2%
Intangibles amortization	3.1%	3.2%
Operating earnings	17.8%	14.5%
Other income (expense):
Interest expense, net	(2.6)%	(3.3)%
Other, net	1.6%	1.0%
Total other expense	(1.0)%	(2.3)%
Net earnings before income taxes	16.8%	12.3%
Income tax expense	2.4%	2.0%
Net earnings	14.4%	10.2%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	14.3%	10.1%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 3, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1,921	$1,254
Accounts receivable, net	1,169	1,390
Contract assets	757	933
Inventories, net	559	508
Other current assets	254	242
Total current assets	4,660	4,327
Property, plant and equipment, net	1,028	1,022
Operating lease assets	430	468
Investments	181	158
Deferred income taxes	981	966
Goodwill	2,219	2,219
Intangible assets, net	1,123	1,234
Other assets	509	482
Total assets	$11,131	$10,876
Liabilities and Stockholders' Equity (Deficit)
Current portion of long-term debt	$9	$12
Accounts payable	547	612
Contract liabilities	1,416	1,554
Accrued liabilities	1,212	1,311
Total current liabilities	3,184	3,489
Long-term debt	5,686	5,163
Operating lease liabilities	340	402
Other liabilities	2,265	2,363
Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(358)	(558)
Non-controlling interests	14	17
Total liabilities and stockholders’ equity (deficit)	$11,131	$10,876

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	July 3, 2021	June 27, 2020
Operating
Net earnings	$294	$136
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	110	98
Non-cash other charges (income)	(17)	11
Share-based compensation expenses	31	31
Loss from the extinguishment of long-term debt	18	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(77)	11
Inventories	(29)	1
Other current assets and contract assets	(14)	88
Accounts payable, accrued liabilities, and contract liabilities	128	(153)
Other assets and liabilities	(32)	(11)
Deferred income taxes	(24)	(3)
Net cash provided by operating activities	388	209
Investing
Acquisitions and investments, net	(7)	(65)
Proceeds from sales of investments and businesses, net	1	4
Capital expenditures	(62)	(54)
Proceeds from sale of property, plant and equipment	6	—
Net cash used for investing activities	(62)	(115)
Financing
Net proceeds from issuance of debt	844	—
Repayments of debt	(345)	(4)
Repayment of revolving credit facility draw	—	(300)
Issuances of common stock	15	44
Purchases of common stock	(102)	(83)
Payments of dividends	(121)	(109)
Payments of dividends to non-controlling interests	(5)	(4)
Net cash provided by (used for) financing activities	286	(456)
Effect of exchange rate changes on total cash and cash equivalents	(11)	31
Net increase (decrease) in total cash and cash equivalents	601	(331)
Cash and cash equivalents, beginning of period	1,320	1,672
Cash and cash equivalents, end of period	$1,921	$1,341

Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$388	$209
Capital expenditures	(62)	(54)
Free cash flow*	$326	$155
*Free cash flow is a non-GAAP financial measure and is calculated as Net cash provided by operating activities - Capital expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	July 3, 2021	June 27, 2020
Operating
Net earnings	$540	$334
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	220	197
Non-cash other income	(24)	(40)
Share-based compensation expenses	60	69
Loss from the extinguishment of long-term debt	18	—
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	221	286
Inventories	(53)	3
Other current assets and contract assets	134	136
Accounts payable, accrued liabilities, and contract liabilities	(298)	(454)
Other assets and liabilities	(37)	(15)
Deferred income taxes	(23)	1
Net cash provided by operating activities	758	517
Investing
Acquisitions and investments, net	(9)	(102)
Proceeds from sales of investments and businesses, net	3	7
Capital expenditures	(114)	(102)
Proceeds from sales of property, plant and equipment	6	56
Net cash used for investing activities	(114)	(141)
Financing
Net proceeds from issuance of debt	844	—
Proceeds from revolving credit facility draw	—	800
Repayments of debt	(348)	(8)
Repayment of revolving credit facility draw	—	(300)
Revolving credit facility renewal fees	(7)	—
Issuances of common stock	60	49
Purchases of common stock	(272)	(336)
Payments of dividends	(242)	(218)
Payments of dividends to non-controlling interests	(5)	(4)
Net cash provided by (used for) financing activities	30	(17)
Effect of exchange rate changes on total cash and cash equivalents	(7)	(19)
Net increase in total cash and cash equivalents	667	340
Cash and cash equivalents, beginning of period	1,254	1,001
Cash and cash equivalents, end of period	$1,921	$1,341

Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$758	$517
Capital expenditures	(114)	(102)
Free cash flow*	$644	$415
*Free cash flow is a non-GAAP financial measure and is calculated as Net cash provided by operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$1,198	$968	24%
Software and Services	773	650	19%
Total Motorola Solutions	$1,971	$1,618	22%

	Six Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$2,213	$1,961	13%
Software and Services	1,531	1,312	17%
Total Motorola Solutions	$3,744	$3,273	14%

Operating Earnings
	Three Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$139	$49	184%
Software and Services	231	169	37%
Total Motorola Solutions	$370	$218	70%

	Six Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$216	$141	53%
Software and Services	452	335	35%
Total Motorola Solutions	$668	$476	40%

Operating Earnings %
	Three Months Ended
	July 3, 2021	June 27, 2020
Products and Systems Integration	11.6%	5.1%
Software and Services	29.9%	26.0%
Total Motorola Solutions	18.8%	13.5%

	Six Months Ended
	July 3, 2021	June 27, 2020
Products and Systems Integration	9.8%	7.2%
Software and Services	29.5%	25.5%
Total Motorola Solutions	17.8%	14.5%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expenses, and Other Highlighted Items)
(In millions)

Q1 2021
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS Impact
Intangible assets amortization expense	Intangibles amortization	$58	$13	$45	$0.26
Share-based compensation expenses	Cost of sales, SG&A and R&D	29	6	23	0.13
Reorganization of business charges	Cost of sales and Other charges (income)	16	3	13	0.07
Operating lease asset impairments	Other charges (income)	7	1	6	0.03
Hytera-related legal expenses	SG&A	2	1	1	0.01
Acquisition-related transaction fees	Other charges (income)	1	—	1	0.01
Fair value adjustments to equity investments	Other income (expense)	(5)	(1)	(4)	(0.02)
Release of uncertain tax positions	Other income (expense)	(1)	4	(5)	(0.03)
Total impact on Net earnings		$107	$27	$80	$0.46

Q2 2021
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS Impact
Intangible assets amortization expense	Intangibles amortization	$58	$9	$49	$0.28
Share-based compensation expenses	Cost of sales, SG&A and R&D	31	2	29	0.17
Loss from extinguishment of long-term debt	Other expense	18	4	14	0.08
Reorganization of business charges	Cost of sales and Other charges (income)	9	2	7	0.04
Hytera-related legal expenses	SG&A	8	1	7	0.04
Acquisition-related transaction fees	Other charges (income)	3	—	3	0.02
Legal settlements	Other charges (income)	3	1	2	0.01
Impact of tax law changes on deferred tax balances	Income tax expense	—	(2)	2	0.01
Fair value adjustments to equity investments	Other income	(8)	(2)	(6)	(0.03)
Adjustments to uncertain tax positions	Interest income, net and Income tax expense	(9)	(1)	(8)	(0.05)
Release of valuation allowance on deferred tax assets	Income tax expense	—	33	(33)	(0.19)
Total impact on Net earnings		$113	$47	$66	$0.38

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$1,198	$968	24%
Software and Services	773	650	19%
Total Motorola Solutions	$1,971	$1,618	22%

	Six Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$2,213	$1,961	13%
Software and Services	1,531	1,312	17%
Total Motorola Solutions	$3,744	$3,273	14%

Non-GAAP Operating Earnings
	Three Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$194	$131	48%
Software and Services	288	228	26%
Total Motorola Solutions	$482	$359	34%

	Six Months Ended
	July 3, 2021	June 27, 2020	% Change
Products and Systems Integration	$325	$253	28%
Software and Services	568	452	26%
Total Motorola Solutions	$893	$705	27%

Non-GAAP Operating Earnings %
	Three Months Ended
	July 3, 2021	June 27, 2020
Products and Systems Integration	16.2%	13.5%
Software and Services	37.2%	35.1%
Total Motorola Solutions	24.4%	22.2%

	Six Months Ended
	July 3, 2021	June 27, 2020
Products and Systems Integration	14.7%	12.9%
Software and Services	37.1%	34.5%
Total Motorola Solutions	23.8%	21.5%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Reconciliations of Operating Earnings to Non-GAAP Operating Earnings and Operating Margin to Non-GAAP Operating Margin
(In millions)

Q1 2021
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,773	$1,015	$758
Operating earnings ("OE")	$298	$77	$221
Above-OE non-GAAP adjustments:
Intangible assets amortization expense	58	13	45
Share-based compensation expenses	29	22	7
Reorganization of business charges	16	12	4
Operating lease asset impairment	7	5	2
Hytera-related legal expenses	2	2	—
Acquisition-related transaction fees	1	—	1
Total above-OE non-GAAP adjustments	113	54	59
Operating earnings after non-GAAP adjustments	$411	$131	$280

Operating earnings as a percentage of net sales - GAAP	16.8%	7.6%	29.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	23.2%	12.9%	36.9%

Q2 2021

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,971	$1,198	$773
Operating earnings ("OE")	$370	$139	$231
Above-OE non-GAAP adjustments:
Intangible assets amortization expense	58	13	45
Share-based compensation expenses	31	24	7
Reorganization of business charges	9	7	2
Hytera-related legal expenses	8	8	—
Legal settlements	3	2	1
Acquisition-related transaction fees	3	1	2
Total above-OE non-GAAP adjustments	112	55	57
Operating earnings after non-GAAP adjustments	$482	$194	$288

Operating earnings as a percentage of net sales - GAAP	18.8%	11.6%	29.9%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	24.4%	16.2%	37.2%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Reconciliation of Revenue to Non-GAAP Organic Revenue
(In millions)

	Three Months Ended
	July 3, 2021	June 27, 2020	% Change
Net sales	$1,971	$1,618	22%
Non-GAAP adjustments:
Sales from acquisitions	50	3
Organic revenue	$1,921	$1,615	19%

	Six Months Ended
	July 3, 2021	June 27, 2020	% Change
Net sales	$3,744	$3,273	14%
Non-GAAP adjustments:
Sales from acquisitions	100	4
Organic revenue	$3,644	$3,269	11%